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                                 Exhibit 23.3

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference of our report, dated March 29, 2000 on United Europe, Inc. (f/k/a UIH Europe, Inc.) included in this Annual Report on Form 10-K, into the following previously filed Registration Statements of UnitedGlobalCom, Inc. (f/k/a United International Holdings, Inc.):

  .  Registration Statement No. 33-81876 on Form S-8, effective 7/22/94
  .  Registration Statement No. 333-00226 on Form S-8, effective 1/9/96
  . Registration Statement No. 333-68641 on Form S-8, effective 12/9/98 . Registration Statement No. 333-71963 on Form S-8, effective 2/8/99
  . Registration Statement No. 333-88085 on Form S-8, effective 9/29/99 . Registration Statement No. 333-90997 on Form S-3, effective 11/19/99


                                      ARTHUR ANDERSEN LLP


Denver, Colorado
March 29, 2000